                               PURCHASE AGREEMENT

     This Purchase Agreement (the "Agreement") is made as of July 28, 1998, by and between Video Stream International, Inc., a Wyoming corporation ("Buyer"), and Interactive Solutions Group, Inc., a North Carolina corporation ("Seller"), with respect to the following facts:.

     A. Buyer is engaged in the business of developing and marketing video conferencing and other multimedia communications products and technologies.

     B. Seller has developed certain products and technologies for computer networks and multimedia communications, including the transfer of voice, video, image and data which it has transferred to ISG Acquisition, LLC, a Delaware limited liability company (the "Company"), a wholly owned subsidiary of Seller.

     C. Seller desires to sell, and Buyer desires to purchase all of the outstanding membership interests of the Company, for the consideration and on the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the parties agree as follows:

                                    ARTICLE 1

                SALE AND TRANSFER OF INTEREST; EXPENSES; CLOSING

     1.1 AGREEMENT TO PURCHASE AND SELL INTEREST. Upon the terms and subject to the conditions set forth in this Agreement, Seller hereby sells, transfers, conveys, assigns and delivers to Buyer, and Buyer hereby purchases or acquires from the Seller, all right, title and interest of Seller in and to all of the membership interests in the Company (the "Interest").

     1.2 PURCHASE PRICE. The total purchase price (the "Purchase Price") for the Interest will be Two Hundred Fifty-one Thousand Dollars ($251,000), payable as follows: (i) Buyer hereby cancels Seller's indebtedness to Buyer in the amount of One Hundred Sixty Thousand Dollars ($160,000); and (ii) Buyer hereby assumes up to Ninety-One Thousand Dollars ($91,000) of trade liablilities as described herein.

                                    ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     2.1 ORGANIZATION AND GOOD STANDING. Seller is a corporation and the Company is a limited liability company, each duly organized, validly existing and in good standing in the jurisdiction of their incorporation or organization, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under its contracts. Seller has no subsidiaries other than the Company.

     2.2 AUTHORITY; NO CONFLICT. This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms. Seller has the corporate right, and corporate power, to execute and deliver this Agreement and to perform its obligations under this Agreement. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): contravene, conflict with, or result in a violation of any provision of the Articles of Incorporation or Bylaws of Seller or the Articles of Organization or Operating Agreement of the Company; (ii) contravene, conflict with, or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under any legal requirement or any order to which Seller, the Company, or any of the assets owned or used by Seller, may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, cancel or terminate any governmental authorization that is held by Seller, the Company, or that otherwise relates to the business of, or any of the assets owned or used by the Company; (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material contract to which Seller or the Company is a party; or result in the imposition or creation of any encumbrance upon or with respect to any of the assets owned or used by Seller. Seller is not required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

     2.3 CONTRIBUTION OF ASSETS. Seller has contributed to the Company all of its assets (the "Assets") used in connection with its computer networking and multimedia communications business (the "Business"), including without limitation:

         (a) PROPERTY AND EQUIPMENT. All of Seller's right, title and interest in and to all personal property and equipment used by Seller in the Business, furniture and fixtures, leasehold improvements, freehold improvements and computers (hardware and software) (the "Property and Equipment"). Such Property and Equipment contains substantially all of those items listed on Seller's most recent available listing of the Property and Equipment used by Seller in the Business;

         (b) INVENTORY. All of the inventory (within the meaning ascribed under generally accepted accounting principles) of the Business (the "Inventory");

         (c) INTELLECTUAL PROPERTY. All intellectual property rights, including but not limited to all trade secrets, U.S. and international copyrights, trademarks and trademark registrations, patents, patentable inventions, discoveries and improvements, any rights in any product, programming, technology documentation or other work product (the "Intellectual Property").

         (d) CUSTOMER LISTS. All customer and contact lists of the Seller related to the Business or the Assets;

         (e) CONTRACT RIGHTS. All rights under existing contacts to which Seller is a party and which have been disclosed to Buyer.

         (f) CLAIMS. Any and all claims and rights against third parties, if and to the extent they relate to the condition of the Assets including, without limitation, all rights under manufacturers' and vendors' warranties (collectively the "Claims");

         (g) CORPORATE RECORDS. The minute books, membership books, corporate seals, member lists, sales records, tax return workpapers, and similar corporate records of the Company.

         (h) GOODWILL. All of Seller's goodwill in, and the going concern value of, the Business; and

         (i) OTHER. All trade names, trademarks, and logos, telephone numbers, telephone and mobile communications equipment, service contracts, customer lists and contracts, sales records, transferable licenses and permits, and normal business records associated with the Business.

     2.4 EXCLUDED ASSETS. The Assets contributed to the Company do not include, and Seller shall not sell to Buyer, any of the following items (collectively, the "Excluded Assets"):

         (a) CASH. All cash on hand or in bank accounts, and any other cash equivalents, including without limitation certificates of deposit, commercial paper, treasury bills, asset or money market accounts, marketable securities and all such similar accounts or investments.

         (b) PREPAID ITEM. All deposits and prepaid expenses relating to the Business or the Assets.

         (c) TAX REFUNDS. All amounts due the Seller in connection with any tax refunds, prepaid taxes, rights under any tax-sharing agreement, or similar payments.

         (d) LICENSES AND PERMITS. All governmental licenses and permits, or similar rights that cannot by their terms be assigned to the Company.

     2.5 ASSUMED LIABILITIES.

         (a) The liabilities transferred from Seller to the Company include only the following liabilities and obligations (collectively, the "Assumed Liabilities"): (i) the obligations of Seller under all contracts entered into by Seller prior to the date of transfer; as used in this Agreement, the term "Contract" shall mean any unexpired agreement, arrangement, commitment or understanding, written or oral, entered into by Seller with respect to the Business, written or oral, express or implied, to which Seller is a party or is bound, including, without limitation, purchase orders, warehouse receipts, leases, capital leases and collective bargaining agreements, but the term "Contract" does not include any contract of insurance; (ii) all federal and state income taxes due and owing for the year ended 1997 as well as current trade payables of Seller relating to the Assets or the Business arising in the ordinary course of business and disclosed to Buyer in an amount up to sixty-five thousand dollars ($65,000); and (iii) all liabilities and obligations relating to the Assets or the Business incurred on and after the date of transfer.

         (b) The Assumed Liabilities shall not include, and Buyer shall not assume or be liable for, and does not undertake or attempt to assume or discharge any of the following: (i) except as described above, any income tax liability or obligation of Seller relating to the operation of the Business prior to the date of transfer or arising from, or incident to, the sale, assignment, transfer and delivery of the Assets, or any delinquent sales, payroll or other delinquent tax obligation; (ii) any workers' compensation liabilities with respect to employees of the Business relating to illnesses or injuries occurring prior to the date hereof; (iii) any liability or obligation of Seller created under this Agreement or arising out of the transactions contemplated hereby, except as specifically provided in this Agreement; or (iv) any other liabilities or obligations of Seller not expressly assumed by Buyer hereunder.

     2.6 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of Seller and the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices.

     2.7 TITLE TO PROPERTIES; ENCUMBRANCES. Seller owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible), located in the facilities owned or operated by Seller or reflected as owned in the books and records of Seller (except for assets held under capitalized leases disclosed) free and clear of all encumbrances.

     2.8 CONDITION AND SUFFICIENCY OF ASSETS. The buildings, plants, structures, Property and Equipment are in normal operating condition and repair, and are adequate for the uses to which they are being put.

     2.9 TAXES. Except for federal and state income tax returns for the fiscal year ended December 31, 1997, Seller has filed or caused to be filed on a timely basis all tax returns that are or were required to be filed by it pursuant to applicable legal requirements. Seller has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by Seller. Seller has not been subject to any audit, and has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other person) of any statute of limitations relating to the payment of taxes of Seller or for which Seller may be liable. All tax returns filed by Seller are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by Seller after the date of this Agreement.

     2.10 EMPLOYEE BENEFITS. Seller has no pension plans or welfare plans. Seller has no knowledge of any material liability being incurred under any applicable government regulation relating to pension, retirement, welfare, health or other benefit plans for employees.

     2.11 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

          (a) To Seller's knowledge: (i) Seller is, and at all times has been, in material compliance with each legal requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any material assets; (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any legal requirement, or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature except for violations, failures or obligations which would not have a material adverse effect on the business, operations and prospects of Seller; and
(iii) Seller has not received, any written notice from any governmental body or any other person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any legal requirement, or (B) any actual, alleged, possible, or potential obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature except for violations, failures or obligations which would not have a material adverse effect on the business, operations and prospects of Seller.

          (b) Seller and the Company has each material governmental authorization that is necessary to permit Seller and the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its Assets in the manner in which it currently owns and uses such Assets.

     2.12 LEGAL PROCEEDINGS. There is no pending, or to Seller's knowledge, threatened, legal proceeding that has been commenced by or against Seller or the Company or that otherwise relates to or may affect the business of, or any of the Assets owned or used by, Seller or the Company or the transactions contemplated hereby.

     2.13 CONTRACTS; NO DEFAULTS. Sellers books and records, which have been disclosed to Buyer, contains a complete and accurate list of: each Contract to which Seller is a party with respect to which the outstanding obligation of any party thereto is in excess of Twenty Thousand Dollars ($20,000); (ii) each lease, rental or occupancy agreement, and other contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property of Seller or the Company; (iii) each licensing agreement or other contract with respect to any intellectual property of Seller or the Company; (iv) each agreement and other Contract to or with any employee;
(v) each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Seller with any other person; (vi) each contract containing covenants that in any way purport or limit the freedom of Seller to engage in any line of business or to compete with any person; (vii) each power of attorney of Seller that is currently effective and outstanding. No related person or affiliate of Seller has any rights under, and no such person has or may become subject to any obligation or liability under, any material contract that relates to the business of, or any of the assets owned or used by Seller. To Seller's knowledge, no officer, director, agent, employee, consultant, or contractor of Seller is bound by any contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of Seller, or (B) assign to Seller or to any other person any rights to any invention, improvement, or discovery. To the Seller's knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Seller or other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any contract. To Seller's knowledge, Seller has not given to or received from any other person any written notice regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

     2.14 ENVIRONMENTAL MATTERS. To Seller's knowledge, Seller's facilities have been maintained in material compliance with all federal state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, and local environmental protection, occupational health and safety or similar law ordinances, restrictions and regulations. To Seller's knowledge, Seller has not disposed or arranged for the disposal of any hazardous substance that was generated or used by Seller at any off-site location that has been or is listed or proposed for inclusion on any list promulgated by any governmental body for the purpose of identifying sites which pose an imminent danger to health and safety.

     2.15 INTELLECTUAL PROPERTY. Seller's books and records, which have been provided to Buyer set forth a complete and accurate list of Intellectual Property, which Seller or the Company owns or uses (whether or not under license from third parties) together with identification of all parties thereto under which Seller either obtains or grants the right to use any of said Intellectual Property; (ii) all agreements and identification of all parties thereto under which Seller or the Company either obtains or grants the right to use any of said Intellectual Property; and (iii) all validity, infringement or other opinions of counsel which relate to the validity, infringement and/or enforceability of any patent owned or controlled by a party other than Seller, which relates to any aspect of the business of Seller or the Company. The Company is the sole and exclusive owner of, and has the sole and exclusive right to use, all of said Intellectual property without any obligation, consent or assignment of any kind from any third party. To Seller's knowledge, the Company's rights in the Intellectual Property are not being infringed by others, nor does the conduct by Seller or the Company, infringe in any way upon the rights of the type enumerated herein owned by others, and Seller has not received any written claims or notices alleging such infringement.

     2.16 RELATIONSHIPS WITH RELATED PERSONS. Neither Seller nor any related person or other affiliate of Seller or of Seller has, or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the business of Seller. Except for Grant
K. Holcomb's ownership interest in Buyer, neither Seller nor any related person or other affiliate of Seller or of Seller owns, or has owned, (of record or as a beneficial owner) an equity interest greater than one percent (1%) or any other financial or profit interest in, a person that has had business dealings or a material financial interest in any transaction with Seller or (ii) engaged in competition with Seller with respect to any line of the products or services of Seller (a "Competing Business") in any market presently served by Seller. Neither Seller nor any related person or other affiliate of Seller or of Seller is a party to any contract with, or has any claim or right against, Seller.

                                    ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     3.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Wyoming, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under its contracts.

     3.2 AUTHORITY; NO CONFLICT. This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the power and corporate authority to execute and deliver this Agreement and to perform its obligations under this Agreement. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time): contravene, conflict with, or result in a violation of any provision of the Articles of Incorporation or Bylaws of Buyer;
(ii) contravene, conflict with, or result in a violation of, or give any governmental body or other person the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under any legal requirement or any order to which Buyer, or any of the assets owned or used by Buyer, may be subject; (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, cancel or terminate any governmental authorization that is held by Buyer or that otherwise relates to the business of, or any of the assets owned or used by Buyer; (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any material contract to which Buyer is a party; or result in the imposition or creation of any encumbrance upon or with respect to any of the assets owned or used by Buyer. Buyer is not required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

     3.3 CAPITALIZATION. The authorized equity securities of Buyer consist of 50,000,000 shares of common stock and 100,000 shares of non voting preferred stock. There are no other outstanding equity securities or other securities of Buyer. There are no contracts relating to the issuance, sale, or transfer of any equity securities or other securities of Buyer.

     3.4 CERTAIN PROCEEDINGS. Except for the litigation brought by Darryl Spangler against TechnoVision Communications, Inc., there is no pending proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby. To the best of Buyer's knowledge, no such proceeding has been threatened.


                                    ARTICLE 4

                            INDEMNIFICATION; REMEDIES

     4.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNITIES. All covenants, agreements, representations and warranties of the parties under this Agreement and any schedule or certificate or other document delivered pursuant hereto shall survive the Closing; provided, however, that no claim for indemnity under this Agreement with respect to any breach of any of the representations and warranties of either Buyer or Seller shall be made after the period specified in Section 4.3(a).

     4.2 INDEMNITY.

         (a) Buyer shall defend, indemnify, and hold Seller harmless from, against and in respect of the full amount of any Damages (hereinafter defined) which may accrue to or be sustained by Seller, arising out of, as a result of or in respect of: any error, misstatement, omission or inaccuracy in any representation or warranty of Buyer or the breach of any warranty of Buyer or any omission to state or failure by Buyer to disclose any fact or facts known to it which are necessary in order to make any such representation or warranty not misleading, under this Agreement, or under any schedule, exhibit, certificate, agreement, instrument or other document delivered pursuant thereto, and (ii) any failure of Buyer duly to perform or observe any term, provision, instrument, covenant or agreement to be performed or observed by Buyer pursuant to this Agreement, or any schedule, certificate, agreement or other document entered or delivered pursuant hereto.

         (b) Seller shall defend, indemnify, and hold Buyer harmless from, against and in respect of the full amount of any Damages (hereinafter defined) which may accrue to or be sustained by Buyer, arising out of, as a result of or in respect of: any error, misstatement, omission or inaccuracy in any representation or warranty of Seller or the breach of any warranty of Seller or any omission to state or failure by Seller to disclose any fact or facts known to it which are necessary in order to make any such representation or warranty not misleading, under this Agreement, or under any schedule, exhibit, certificate, agreement, instrument or other document delivered pursuant thereto, and (ii) any failure of Seller duly to perform or observe any term, provision, instrument, covenant or agreement to be performed or observed by Seller pursuant to this Agreement, or any schedule, certificate, agreement or other document entered or delivered pursuant hereto.

         (c) The indemnification and hold harmless obligations of Buyer and of Seller hereunder are hereinafter referred to as "Indemnification Obligations," and the party to whom such Indemnification obligations are owed (or would be owed but for Section 4.3 or 4.4) is hereinafter sometimes referred to as "Indemnified Party," and the party obligated to perform (or who would be obligated to perform but for Section 4.3 or 4.4) such Indemnification Obligations is hereinafter sometimes referred to as the "Indemnifying Party."

         (d) For purposes of this Agreement, "Damages" shall be deemed to mean and include any and all losses, liabilities, costs, expenses, judgments, assessments, penalties, damages, fines, deficiencies, the fees and expenses of experts, and reasonable attorneys' fees and expenses, costs of investigation and court costs incident thereto. Damages shall be measured net of any insurance recovery or retroactive insurance adjustment in respect of such Damages.

     4.3 LIMITATIONS.

         (a) The Indemnifying Party shall not be liable to the Indemnified Party under Section 4.2 unless the Indemnified Party shall have asserted a claim pursuant to Sections 4.2 by giving written notice to the Indemnifying Party of the basis of its claim not later than one year from the date hereof.

         (b) The Indemnifying Party shall not be liable to the Indemnified Party under Sections 4.2 until the aggregate amount of Damages suffered by the Indemnified Party shall exceed Fifty Thousand Dollars ($50,000.00) (the "Minimum Loss") in the aggregate in excess of any applicable insurance coverage maintained by the Indemnified Party, at which time the Indemnifying Party shall be liable for the total aggregate Damages.

     4.4 MAXIMUM LIABILITY. Notwithstanding any other provision of this Agreement, neither Buyer nor Seller shall have any Indemnification Obligations or liability under this Section 4 in excess of Two Million Dollars ($2,000,000) (the "Maximum Liability")

                                    ARTICLE 5

                               GENERAL PROVISIONS

     5.1 EXPENSES. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

     5.2 FURTHER ASSURANCES. The parties agree to furnish upon request to each other such further information, to execute and deliver to each other such other documents, and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     5.3 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     5.4 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     5.5 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld or delayed, except that Buyer may assign any of its rights under this Agreement to any directly or indirectly wholly owned subsidiary of Buyer, and such assignment shall not relieve Buyer of its duties and obligations hereunder. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This

Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     5.6 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     5.7 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms. All dollar values shall refer to United States currency, unless otherwise noted.

     5.8 GOVERNING LAW AND VENUE. This Agreement will be governed by the laws of the State of California without regard to conflicts of laws principles. Any proceeding arising out of this Agreement shall be brought only within a court of competent jurisdiction located in the County of San Diego, State of California, and by their execution of this Agreement, each of the parties expressly consent and submit themselves to the jurisdiction of such courts.

     5.9 ATTORNEYS' FEES. In any legal proceeding arising out of this Agreement, including with respect to any instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and actual attorneys' fees. As used in this Agreement, "actual attorneys' fees" shall mean the full and actual cost of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual hourly fees charged by the attorneys performing such services.

     5.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:                                       SELLER:

Video Stream International, Inc.             Interactive Solutions Group


By:   /s/ Paul Cox                           By:     /s/ Grant Holcomb
   ------------------------------               -----------------------------
   Paul Cox, President                          Grant K. Holcomb, President